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                                                                     EXHIBIT 23c

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated June 30, 2000, on the consolidated financial statements and financial statement schedule of GTE Corporation and subsidiaries included in this Form 10-K for the year ended December 31, 1999 into the Company's following previously filed Registration Statements: Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-48083; Form S-8, No. 33-10378; Form S-4, No. 333-
11573; Form S-8, No. 333-33747; Form S-8, No. 333-41593; Form S-8, No.
333-42801; Form S-4, No. 333-76171; Form S-8, No. 333-75553; Form S-8, No.
333-81619; Form S-3, No. 333-78121-01; Form S-8, No. 333-76171; Form S-8, No.
333-50146; Form S-8, No. 333-53830; Form S-3, No. 333-67412; Form S-3, No.
333-73612; Form S-4, No. 333-82408; and Form S-8, No. 333-82690.

/s/ Arthur Andersen LLP

Dallas, Texas
March 20, 2002